UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2004

Banknorth Group, Inc.

(Exact name of registrant as specified in its charter)

Maine	001-31251	01-0437984

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine	04112-9540

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (207) 761-8500

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On August 25, 2004, Banknorth Group, Inc., a Maine corporation (“Banknorth”), and The Toronto-Dominion Bank, a Canadian chartered bank (“TD”) announced that they had entered into an Agreement and Plan of Merger, dated August 25, 2004 (the “Agreement”), among TD, Berlin Merger Co., a Delaware corporation and a wholly-owned subsidiary of TD (“Berlin Mergerco”), Banknorth and Berlin Delaware Inc., a Delaware corporation and a wholly-owned subsidiary of Banknorth (“Banknorth Delaware”). Subject to the terms and conditions in the Agreement, Banknorth will merge with and into Banknorth Delaware (the “Migratory Merger”), which will result in each issued and outstanding share of common stock of Banknorth being converted into one share of common stock of Banknorth Delaware, and immediately thereafter Berlin Mergerco will merge with and into Banknorth Delaware (the “Acquisition Merger” and, together with the Migratory Merger, the “Mergers”). In connection with the Acquisition Merger, each share of common stock of Banknorth Delaware will be converted into the right to receive (i) 0.2351 of a share of common stock of TD, (ii) $12.24 in cash and (iii) 0.49 of a share of common stock of Banknorth Delaware, plus cash in lieu of any fractional share interests. Upon consummation of the Mergers, TD will hold 51% of the outstanding common stock of Banknorth Delaware, which will change its name to TD Banknorth Inc. (“TD Banknorth”).

     In connection with the Agreement, TD, Banknorth and Banknorth Delaware entered into a Stockholders Agreement, dated August 25, 2004 (the “Stockholders Agreement”), which contains certain restrictions on TD’s acquisition and transfer of TD Banknorth common stock following the Mergers and provisions dealing with corporate governance of TD Banknorth and related matters.

     Consummation of the Mergers is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the stockholders of Banknorth and (ii) the receipt of requisite regulatory approvals of the Mergers by the applicable Canadian and United States regulatory agencies.

     For additional information, reference is made to the press release dated August 26, 2004, which is included as Exhibit 99.1 and is incorporated herein by reference, and the other exhibits filed herewith.

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Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 25, 2004, among TD, Berlin Mergerco, Banknorth and Banknorth Delaware

3.1	Form of Certificate of Incorporation of Banknorth Delaware (included as Exhibit A to Exhibit 2.1)

3.2	Form of Bylaws of Banknorth Delaware (included as Exhibit B to Exhibit 2.1)

3.3	Form of Amended and Restated Certificate of Incorporation of Banknorth Delaware following consummation of the Mergers (included as Exhibit C to Exhibit 2.1)

3.4	Form of Amended Bylaws of Banknorth Delaware following consummation of the Mergers (included as Exhibit D to Exhibit 2.1)

4.1	Amendment No.1, dated as of August 25, 2004, to the Amended and Restated Rights Agreement, dated as of July 25, 2000, between Banknorth and American Stock Transfer and Trust Company, as Rights Agent

10.1	Stockholders Agreement, dated as of August 25, 2004, among TD, Banknorth and Banknorth Delaware

10.2	Employment Agreement by and among Banknorth, TD and William J. Ryan, dated as of August 25, 2004

10.3	Employment Agreement between Banknorth and Peter J. Verrill, dated as of August 25, 2004

10.4	Form of Retention Agreement, dated August 25, 2004, entered into between Banknorth and the following executive officers: David J. Ott, Andrew W. Greene, Wendy Suehrstedt, Stephen J. Boyle, John W. Fridlington and Carol L. Mitchell

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Exhibit No.	Description
99.1	Press Release, dated August 26, 2004*

99.2	Investor Presentation, dated August 26, 2004*

*	Incorporated by reference from Banknorth’s filing with the Commission pursuant to Rule 425 under the Securities Act of 1933 on August 26, 2004.

     The press release and investor presentation included as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” “and other similar expression. Such statements are based upon the current beliefs and expectations of TD and Banknorth’s management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such materially differences: change in general economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Banknorth’s stockholders to approve the transaction; disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and Canada; acts of terrorism; and war or political instability. Additional factors that could cause TD and Banknorth’s results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Report on Form 40-F for TD and the 2003 Annual Report on Form 10-K for Banknorth filed with the Securities and Exchange Commission and available at the Commission’s Internet site (http://www.sec.gov).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANKNORTH GROUP, INC.
By:	/s/ Peter J. Verrill
	Name:	Peter J. Verrill
	Title:	Senior Executive Vice President and Chief Operating Officer

Date: August 31, 2004